UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2006
CITADEL BROADCASTING CORPORATION (Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation)	001-31740 (Commission File Number)	51-0405729 (IRS Employer Identification No.)
City Center West, Suite 400 7201 West Lake Mead Blvd. Las Vegas, Nevada 89128 (Address of Principal executive offices, including Zip Code)
(702) 804-5200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

    On April 10, 2006, Citadel Broadcasting Corporation ("Citadel") entered into an indemnification agreement (the "Indemnification Agreement") with Wayne T. Smith in connection with his election to Citadel's Board of Directors and Audit Committee.  The Indemnification Agreement provides for Citadel to indemnify Mr. Smith for certain expenses and liabilities that may arise in connection with his service as a director, as described in such Indemnification Agreement. A copy of the Indemnification Agreement is filed herewith as Exhibit 10.1.

ITEM 5.02. ELECTION OF DIRECTORS.

    On April 10, 2006, the Board of Directors of Citadel elected Wayne T. Smith to the Board of Directors of Citadel, where he will also serve as a member of the Audit Committee commencing on May 1, 2006. Citadel issued a press release announcing Mr. Smith's election to the Board on April 13, 2006, which is filed herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit.	Description.
10.1	Indemnification Agreement, dated April 10, 2006.
99.1	Press Release issued by Citadel Broadcasting Corporation, dated April 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: April 13, 2006	By:	/s/ PATRICIA STRATFORD

Name: Patricia Stratford
Title: Acting Chief Financial Officer